     As Filed with the Securities and Exchange Commission on July 15, 1999

                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                               -----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                               CYTYC CORPORATION
           --------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                    02-0407755
    ---------------------------------             -------------------------
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                    85 Swanson Road, Boxborough, MA  01719
             -----------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                               -----------------

                                1995 STOCK PLAN
                      ----------------------------------
                           (Full Title of the Plan)

                               -----------------

                              PATRICK J. SULLIVAN
                     President and Chief Executive Officer
                               Cytyc Corporation
                                85 Swanson Road
                             Boxborough, MA  01719
                                (978) 263-8000


                   -----------------------------------------
                     (Name, Address and Telephone Number,
                  including Area code, of Agent For Service)

                               -----------------

                                   Copy to:

                           JONATHAN M. MOULTON, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                              Oliver Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

                               -----------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                         Proposed                Proposed
        Title Of                                          Maximum                Maximum
       Securities                  Amount                Offering               Aggregate            Amount of
          To Be                    To Be                 Price Per               Offering          Registration
       Registered              Registered(1)             Share(2)                 Price                 Fee
-----------------------------------------------------------------------------------------------------------------
1995 Stock Plan
Common Stock,
$.01 par value                  517,078 shares            $23.00                $11,892,794          $3,306.20
=================================================================================================================

(1) Pursuant to the terms of the Company's 1995 Stock Plan, an additional 517,078 shares of Common Stock may be issued effective as of the first trading day of 1999 and such additional shares are registered hereby. Upon the filing and effectiveness of this Registration Statement on Form S-8, the total number of shares of Common Stock registered pursuant to the 1995 Stock Plan will be 2,142,693 shares.

(2) None of such shares are subject to outstanding options. The price of $23.00 per share, which is the average of the bid and ask prices reported on the Nasdaq National Market on July 13, 1999, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c).

================================================================================

   This Registration Statement registers additional securities of the same class as other securities for which the Company's Registration Statement on Form S-8 (File No. 333-2196), as filed with the Securities and Exchange Commission (the "Commission") on March 8, 1996 relating to the Company's 1988 Stock Plan, 1989 Stock Plan, 1995 Non-Employee Director Stock Option Plan, 1995 Employee Stock Purchase Plan and 1995 Stock Plan, the Company's Registration Statement on Form S-8 (File No. 333-22675), as filed with the Commission on March 3, 1997 relating to the Company's 1995 Stock Plan, and the Company's Registration Statement on Form S-8 (File No. 333-52921), as filed with the Commission on July 17, 1998 relating to the Company's 1995 Stock Plan, are effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

   The Company previously registered under the Securities Act an aggregate of 1,625,615 shares of Common Stock offered pursuant to the 1995 Stock Plan pursuant to a Registration Statement on Form S-8 (File No. 333-2196) filed with the Commission on March 8, 1996, a Registration Statement on Form S-8 (File No. 333-22675), filed with the Commission on March 3, 1997, and a Registration Statement on Form S-8 (File No. 333-52921), filed with the Commission on July 17, 1998, which are incorporated in this Registration Statement by reference.

   The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed pursuant to the Exchange Act; and

(c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on January 16, 1996.

    All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

    Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 8.  Exhibits
         --------

Exhibit No.         Description of Exhibit
-----------         ----------------------

    4 (1)           1995 Stock Plan, as amended.

    5 (2)           Opinion of Testa, Hurwitz & Thibeault, LLP.

    23.1 (2)        Consent of Arthur Andersen LLP.

    23.2 (2)        Consent of Testa, Hurwitz & Thibeault, LLP (included in
                    Exhibit 5).

--------------------------------------------------------------------------------
(1) Incorporated by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-8 (File No. 333-2196).

(2)  Filed herewith.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boxborough, Commonwealth of Massachusetts, on this 15th day of July 1999.

                               CYTYC CORPORATION


                               By:  /s/ Patrick J. Sullivan
                                   ---------------------------
                                   Patrick J. Sullivan
                                   President and Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

   We, the undersigned officers and directors of Cytyc Corporation, hereby severally constitute and appoint Patrick J. Sullivan and Joseph W. Kelly, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Cytyc Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                    Capacity                        Date
---------                    --------                        ----

/s/ Patrick J. Sullivan      President, Chief Executive      July 15, 1999
--------------------------   Officer and Director
Patrick J. Sullivan          (Principal Executive Officer)



/s/ Joseph W. Kelly          Vice President,                 July 15, 1999
--------------------------   Chief Financial Officer and
Joseph W. Kelly              Treasurer
                             (Principal Financial and
                             Accounting Officer)



/s/ Sally W. Crawford        Director                        July 15, 1999
--------------------------
Sally W. Crawford


/s/ Franklin J. Iris         Director                        July 15, 1999
--------------------------
Franklin J. Iris


/s/ William G. Little        Director                        July 15, 1999
--------------------------
William G. Little


/s/ C. William McDaniel      Director                        July 15, 1999
--------------------------
C. William McDaniel

/s/ Anna S. Richo            Director                        July 15, 1999
---------------------------
Anna S. Richo


/s/ Monroe E. Trout          Director                        July 15, 1999
---------------------------
Monroe E. Trout, M.D.

                                 EXHIBIT INDEX
                                 -------------

   Exhibit      Description of Exhibit                                     Page No.
   -------      ----------------------                                     --------
    4 (1)       1995 Stock Plan

    5 (2)       Opinion of Testa, Hurwitz & Thibeault, LLP                    7

   23.1 (2)     Consent of Arthur Andersen LLP                                8

   23.2 (2)     Consent of Testa, Hurwitz & Thibeault, LLP (included in       7
                Exhibit 5)

--------------------------------------------------------------------------------
(1) Incorporated by reference to Exhibit 4.8 of the Company's Registration Statement on Form S-8 (File No. 333-2196).

(2)  Filed herewith.